UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2012

Internet Patents Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

10850 Gold Center Dr, Suite 250B Rancho Cordova, California 95670 (Address of principal executive offices including zip code)

(916) 853-3300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As a result of recent stock option exercises, the number of shares of Internet Patents Corporation common stock issued and outstanding increased to 7,722,314 as of February 10, 2012. Options representing a total of 262,490 shares of common stock remain outstanding and exercisable as of that same date and are not eligible for the special cash distribution declared by the Board of Directors on January 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNET PATENTS CORPORATION

Date: February 15, 2012	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe Title: General Counsel and Secretary